UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 10, 2007
(Date of earliest event reported)

ELECTRO ENERGY INC.

(Exact name of registrant as specified in charter)

Florida	333-90614	59-3217746

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 Shelter Rock Road, Danbury, Connecticut	06810

(Address of principal executive of offices)	(Zip code)

(203) 797-2699

(Registrant's telephone number including area code)

n/a

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Non-Reliance on Previous Financials, Audits or Interim Review, Regulation FD Disclosure

Item 4.02.   Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On January 10, 2007, the Board of Directors of Electro Energy, Inc., a Florida corporation (the “Registrant”), determined that the Registrant will need to restate the financial statements contained in its Quarterly Reports on Form 10-QSB for the quarterly periods ended June 30, 2006 and September 30, 2006 (collectively, the “Financial Statements”). The determination was made by the Board of Directors and Chief Financial Officer following receipt by the Registrant of comments from the staff (the “Staff”) of the Securities and Exchange Commission (the “SEC”), and following consultation with the Registrant’s senior management, financial advisors and independent registered public accounting firm. The Staff advised the Registrant to consider Statement No. 107, “Disclosures about Fair Value of Financial Instruments” (“FASB No. 107”), Statement No. 141, “Business Combinations” (“FASB No. 141”) and EITF 98-5, “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios” (“EITF 98-5”), each as issued by the Financial Accounting Standards Board, and, in light of the guidance set forth in FASB 107, FASB 141 and EITF 98-5, to reconsider (i) the determination of the fair market value of the unregistered common stock of the Company (the “Consideration Shares”) issued to Lithium Nickel Asset Holding I, Inc. (“LNAH”) as consideration for the purchase of battery manufacturing related assets located in Alachua County, Florida in April 2006 by basing such fair market value on the undiscounted quoted market price of the Company’s common stock as opposed to discounting the quoted market price of the Company’s common stock and (ii) the resultant increase in the Registrant’s asset value and stockholders’ equity. Until such time as the Registrant files the restated Financial Statements with the Commission to address the determination of the fair market value of the Consideration Shares and the resultant increase in the Registrant’s asset value and stockholders’ equity, the Financial Statements for the quarters ended June 30, 2006 and September 30, 2006 and all related earnings press releases and communications relating to the affected periods, should not be relied upon.

The Registrant anticipates that the effect of the adjustments on the its Condensed Consolidated Balance Sheets as of June 30, 2006 and September 30, 2006 will be an increase in property and equipment of approximately $9 million with a corresponding increase in the additional paid in capital component of stockholders’ equity. There is not expected to be an effect on the Condensed Consolidated Statements of Operations for the periods ended June 30, 2006 and September 30, 2006 and basic and diluted earnings per share for the periods ended June 30, 2006 and September 30, 2006 are not expected to change. There is not expected to be an effect on the Condensed Consolidated Statements of Cash Flows for the periods ended June 30, 2006 and September 30, 2006, except for an increase in stock issued in connection with asset purchase of approximately $9 million in the supplemental disclosures of non-cash activities. The adjustments are not expected to affect the Company’s reported cash and cash equivalents balance during the reported periods.

The Registrant intends to file the restated Financial Statements during the first quarter of calendar 2007. However, the Registrant cautions investors that its discussions with the Staff are ongoing, and as a result, there can be no assurances when the restated Financial Statements will be completed and filed with the Commission, or whether the Staff may have further comments.

The members of the Audit Committee have discussed with the Registrant’s independent registered public accounting firm the matters disclosed in this Current Report on Form 8-K pursuant to Item 4.02(a).

Item 7.01.   Regulation FD Disclosure.

On January 17, 2007, the Registrant issued a press release announcing its intention to restate the Financial Statements. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information contained in Item 7.01 of this Current Report on Form 8-K and the exhibits attached hereto shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS.

(d)   Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Report:

Exhibit No.	Description

99.1	Press Release issued by Electro Energy Inc. on January 17, 2007.

SIGNATURE

                         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRO ENERGY INC.

	By:	/s/ Timothy E. Coyne

Name: Timothy E. Coyne
Title: Chief Financial Officer
Dated: January 17, 2007